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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the inclusion in this Form S-4 Registration Statement pertaining to Agritope, Inc. (the Company) of our report dated October 29, 1999 included in the Company's Form 10-K for the year ended September 30, 1999 and to all references to our Firm included in this Registration Statement.

                                          /s/ Arthur Andersen LLP

Portland, Oregon
October 10, 2000